Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Fourth Quarter and Fiscal 2023 Results;
Provides Fiscal 2024 Guidance

Boston, MA, May 11, 2023 - Haemonetics Corporation (NYSE: HAE) reported financial results for its fourth quarter and fiscal 2023, which ended April 1, 2023:

	4th Quarter 2023	Fiscal 2023
■Revenue, increase	$304 million, 15%	$1.169 billion, 18%
■Organic[1] revenue increase	17%	21%
■Earnings per diluted share	$0.57	$2.24
■Adjusted earnings per diluted share	$0.77	$3.03
■Cash flow from operating activities	$80 million	$273 million
■Free cash flow before restructuring and restructuring related costs	$71 million	$190 million

[1]Excludes the impact of currency fluctuation and strategic exits of product lines.

Chris Simon, Haemonetics’ CEO, stated: “Our consistently strong results throughout our fiscal year reflect significant progress in accelerating our transformational growth. We are outperforming in a challenging economic environment and meeting the needs of our customers while positioning us for future growth and success.”

GAAP RESULTS

Fourth quarter fiscal 2023 revenue was $304.4 million, up 14.9% compared with the fourth quarter of fiscal 2022. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	4th Quarter 2023 Reported
Plasma	$131.2	29.8%
Blood Center	$67.2	(8.1)%
Hospital	$100.8	17.6%
Net business unit revenue	$299.2	15.1%
Service	$5.2	2.9%
Total net revenue	$304.4	14.9%

Gross margin was 51.3% in the fourth quarter of fiscal 2023, and was essentially flat compared with 51.4% in the fourth quarter of fiscal 2022. The gross margin percentage was impacted by inflationary pressures in our global manufacturing and supply chain, increased depreciation expense and foreign exchange, partially offset by volume and price benefits as well as lower restructuring and restructuring related spend. Operating expenses were $121.0 million in the fourth quarter of fiscal 2023, compared with $117.1 million in the fourth quarter of fiscal 2022. The increase in operating expenses was primarily driven by performance-based compensation, investments in sales and marketing and research and development, partially offset by a decrease in amortization of acquired intangible assets, decreased freight costs and Operational Excellence Program savings. The Company had operating income of $35.3 million and a 11.6% operating margin in the fourth quarter of fiscal 2023, compared with operating income of $19.2 million and an operating margin of 7.2% in the fourth quarter of fiscal 2022. The income tax rates were 10% and 36% in the fourth quarters of fiscal 2023 and fiscal 2022, respectively. Fourth quarter fiscal 2023 net income and earnings per diluted share were $29.4 million and $0.57, respectively, compared with net income and earnings per diluted share of $9.7 million and $0.19, respectively, in the fourth quarter of fiscal 2022.

ADJUSTED RESULTS

Organic revenue for the fourth quarter of fiscal 2023 was up 17.2% compared with the same period of fiscal 2022. Business unit organic revenue growth rates compared with the prior year period were as follows:

4th Quarter 2023 Organic
Plasma	31.2%
Blood Center	(3.7)%
Hospital	19.3%
Net business unit revenue	17.4%
Service	6.8%
Total net revenue	17.2%

Fourth quarter fiscal 2023 adjusted gross margin was 51.8%, down 180 basis points compared with the prior year period. The primary drivers of the decrease were inflationary pressures in our global manufacturing and supply chain, increased depreciation expense and foreign exchange, partially offset by volume and price benefits.

Adjusted operating expenses in the fourth quarter of fiscal 2023 were $103.6 million, up $8.3 million, or 8.7%, compared with the prior year period. The increase in adjusted operating expenses was primarily driven by performance-based compensation, investments in sales and marketing and research and development, partially offset by a decrease in freight costs and Operational Excellence Program savings. Adjusted operating income for the fourth quarter of fiscal 2023 was $53.9 million, up $7.3 million or 15.8%, and adjusted operating margin was 17.7%, up 10 basis points when compared with the same period of fiscal 2022. The adjusted income tax rates were 23% and 22% in the fourth quarter of fiscal 2023 and fiscal 2022, respectively.

Fourth quarter fiscal 2023 adjusted net income was $39.2 million, up $5.7 million or 17.0%, and adjusted earnings per diluted share was $0.77, up 18.5%, each when compared with the same period of fiscal 2022.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND CERTAIN OTHER COSTS

The Company incurred restructuring and restructuring related costs of $3.2 million in the fourth quarter of fiscal 2023 compared with $8.6 million in the fourth quarter of fiscal 2022 and amortization of acquired intangible assets of $8.0 million in the fourth quarter of fiscal 2023 compared with $11.5 million in the fourth quarter of fiscal 2022. The Company also incurred $2.1 million of digital transformation costs related to the upgrade of our enterprise resource planning system.

In addition, during the fourth quarter of fiscal 2023, the Company incurred $1.7 million of costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, as compared with $3.9 million of such costs in the fourth quarter of fiscal 2022.

BALANCE SHEET AND CASH FLOW

Cash on hand at April 1, 2023 was $284.5 million, an increase of $25.0 million since April 2, 2022.

Cash flow from operating activities was $273.1 million and free cash flow before restructuring and restructuring related costs was $190.4 million during fiscal 2023, compared with $172.3 million and $117.4 million, respectively, in fiscal 2022.

FISCAL 2024 GUIDANCE

The Company issued its fiscal 2024 GAAP total revenue and organic revenue growth guidance as follows:

Total Company	FY 2024
Reported	4 - 7%
Currency impact	(1)%
Organic	5 - 8%

Business unit organic revenue	FY 2024
Plasma revenue	3 - 6%
Blood Center revenue	(2) - 0%
Hospital revenue	16 - 18%

Additionally, the Company issued its adjusted operating margin, adjusted earnings per diluted share and free cash flow before restructuring and restructuring related costs guidance as follows:

Adjusted operating margin	20 - 21%
Adjusted earnings per diluted share	$3.45 - $3.75
Free cash flow, before restructuring and restructuring related costs	$80M - $100M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss fourth quarter and full year fiscal 2023 results on Thursday, May 11, 2023 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BI23e57bd41a0f40cc9ef2f258cb4ac3e7. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/wm7hxoqy

The Company is posting this press release to its investor relations website, in addition to supplemental analytical tables that will be referenced on the webcast. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/c556d6b4-2a16-49c2-a7e1-357cb54fa404

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of inflationary pressures in our global manufacturing and supply chain; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; inflationary pressures, rising interest rates and macroeconomic conditions; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; the impact of share repurchases on the Company's stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program's effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and strategic exits of product lines. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Fourth Quarter of FY23 and FY22
(Data in thousands, except per share data)

	4/1/2023	4/2/2022	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$304,416	$265,002	14.9%
Gross profit	156,249	136,311	14.6%

R&D	15,644	13,210	18.4%
S,G&A	97,376	92,418	5.4%
Amortization of acquired intangible assets	7,974	11,484	(30.6)%
Operating expenses	120,994	117,112	3.3%

Operating income	35,255	19,199	83.6%

Interest and other expense, net	(2,629)	(3,872)	(32.1)%

Income before taxes	32,626	15,327	112.9%

Tax expense	3,243	5,586	(41.9)%

Net income	$29,383	$9,741	201.6%

Net income per common share assuming dilution	$0.57	$0.19	200.0%

Weighted average number of shares:
Basic	50,447	51,117
Diluted	51,221	51,354

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	51.3%	51.4%	(0.1)%
R&D	5.1%	5.0%	0.1%
S,G&A	32.0%	34.9%	(2.9)%
Operating income	11.6%	7.2%	4.4%
Income before taxes	10.7%	5.8%	4.9%
Net income	9.7%	3.7%	6.0%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY23 and FY22
(Data in thousands, except per share data)

	4/1/2023	4/2/2022	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$1,168,660	$993,196	17.7%
Gross profit	615,097	505,502	21.7%

R&D	50,131	46,801	7.1%
S,G&A	376,675	340,140	10.7%
Amortization of acquired intangible assets	32,640	47,414	(31.2)%
Gains on divestiture	(382)	(9,603)	(96.0)%
Operating expenses	459,064	424,752	8.1%

Operating income	156,033	80,750	93.2%

Interest and other expense, net	(14,630)	(17,121)	(14.5)%

Income before taxes	141,403	63,629	122.2%

Tax expense	26,002	20,254	28.4%

Net income	$115,401	$43,375	166.1%

Net income per common share assuming dilution	$2.24	$0.84	166.7%

Weighted average number of shares:
Basic	50,783	51,047
Diluted	51,420	51,353

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	52.6%	50.9%	1.7%
R&D	4.3%	4.7%	(0.4)%
S,G&A	32.2%	34.2%	(2.0)%
Operating income	13.4%	8.1%	5.3%
Income before taxes	12.1%	6.4%	5.7%
Net income	9.9%	4.4%	5.5%

Revenue Analysis for the Fourth Quarter of FY23 and FY22
(Data in thousands)

	Three Months Ended
	4/1/2023	4/2/2022	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$131,188	$101,103	29.8%	(0.3)%	(1.1)%	31.2%
Blood Center	67,223	73,133	(8.1)%	(4.4)%	—%	(3.7)%
Hospital (2)	100,822	85,730	17.6%	(1.7)%	—%	19.3%
Net business unit revenues	$299,233	$259,966	15.1%	(2.0)%	(0.3)%	17.4%
Service	5,183	5,036	2.9%	(3.9)%	—%	6.8%
Total net revenues	$304,416	$265,002	14.9%	(2.0)%	(0.3)%	17.2%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $36.1 million and $30.2 million for the three months ended April 1, 2023 and April 2, 2022, respectively. Hemostasis Management revenue increased 19.6% in the fourth quarter of fiscal 2023 as compared with the same period of fiscal 2022. Without the effect of foreign exchange, Hemostasis Management revenue increased 21.9% in the fourth quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $35.4 million and $27.0 million for the three months ended April 1, 2023 and April 2, 2022, respectively. Vascular Closure revenue increased 31.2% in the fourth quarter of fiscal 2023 as compared with the same period of fiscal 2022.

Revenue Analysis for Year-to-Date FY23 and FY22
(Data in thousands)

	Year Ended
	4/1/2023	4/2/2022	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$496,923	$351,347	41.4%	(0.8)%	(1.0)%	43.2%
Blood Center	279,962	298,512	(6.2)%	(4.4)%	—%	(1.8)%
Hospital (2)	371,731	322,804	15.2%	(2.4)%	—%	17.6%
Net business unit revenues	$1,148,616	$972,663	18.1%	(2.6)%	(0.2)%	20.9%
Service	20,044	20,533	(2.4)%	(5.3)%	—%	2.9%
Total net revenues	$1,168,660	$993,196	17.7%	(2.6)%	(0.3)%	20.6%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $138.9 million and $127.4 million for the years ended April 1, 2023 and April 2, 2022, respectively. Hemostasis Management revenue increased 9.0% in fiscal 2023 as compared with fiscal 2022. Without the effect of foreign exchange, Hemostasis Management revenue increased 11.3% in fiscal 2023 as compared with fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $126.7 million and $93.8 million for the years ended April 1, 2023 and April 2, 2022, respectively. Vascular Closure revenue increased 35.1% in fiscal 2023 as compared with fiscal 2022.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	4/1/2023	4/2/2022
	(unaudited)
Assets
Cash and cash equivalents	$284,466	$259,496
Accounts receivable, net	179,142	159,376
Inventories, net	259,379	293,027
Other current assets	46,735	44,132
Total current assets	769,722	756,031
Property, plant & equipment, net	310,885	258,482
Intangible assets, net	275,771	310,261
Goodwill	466,231	467,287
Other assets	112,216	67,673
Total assets	$1,934,825	$1,859,734

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$11,784	$214,148
Other current liabilities	240,032	228,118
Total current liabilities	251,816	442,266
Long-term debt	754,102	559,441
Other long-term liabilities	110,910	108,603
Stockholders' equity	817,997	749,424
Total liabilities & stockholders' equity	$1,934,825	$1,859,734

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	4/1/2023	4/2/2022
	(unaudited)
Cash Flows from Operating Activities:
Net income	$115,401	$43,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,307	97,747
Impairment of assets	607	7,953
Share-based compensation expense	25,583	24,359
Gains on divestiture	(382)	(9,603)
Contingent consideration	(504)	10,461
Change in other non-cash operating activities	13,543	13,148
Change in accounts receivable, net	(24,421)	(34,974)
Change in inventories	30,754	24,307
Change in other working capital	19,170	(4,510)
Net cash provided by operating activities	273,058	172,263
Cash Flows from Investing Activities:
Capital expenditures	(110,191)	(96,509)
Proceeds from divestiture	850	10,642
Proceeds from sale of property, plant and equipment	1,608	2,022
Acquisition	(2,850)	(2,500)
Other investments	(33,205)	—
Net cash used in investing activities	(143,788)	(86,345)
Cash Flows from Financing Activities:
Repayments of debt, net of borrowings	(9,625)	(17,500)
Debt issuance costs	(1,118)	—
Contingent consideration payments	(21,593)	(4,791)
Proceeds from employee stock programs	7,016	6,547
Share repurchases	(75,000)	—
Other	(44)	(5)
Net cash used in financing activities	(100,364)	(15,749)
Effect of exchange rates on cash and cash equivalents	(3,936)	(2,978)
Net Change in Cash and Cash Equivalents	24,970	67,191
Cash and Cash Equivalents at Beginning of the Period	259,496	192,305
Cash and Cash Equivalents at End of Period	$284,466	$259,496

Free Cash Flow Reconciliation:
Cash provided by operating activities	$273,058	$172,263
Capital expenditures, net of proceeds from sale of property, plant and equipment	(108,583)	(94,487)
Free cash flow after restructuring and restructuring related costs	$164,475	$77,776
Restructuring and restructuring related costs	32,806	50,193
Tax benefit on restructuring and restructuring related costs	(6,879)	(10,532)
Free cash flow before restructuring and restructuring related costs	$190,402	$117,437

Reconciliation of Adjusted Measures for the Fourth Quarter of FY23 and FY22
(Data in thousands except per share data)

	Three Months Ended
	4/1/2023	4/2/2022
	(unaudited)
GAAP gross profit	$156,249	$136,311
Restructuring and restructuring related costs	1,841	5,330
Impairment of assets and PCS2 related charges	(514)	329
MDR and IVDR costs(1)	2	—
Adjusted gross profit	$157,578	$141,970

GAAP operating expenses	$120,994	$117,112
Amortization of acquired intangible assets	(7,974)	(11,484)
Integration and transaction costs	(14)	(2,386)
MDR and IVDR costs(1)	(1,677)	(3,863)
Restructuring and restructuring related costs	(1,363)	(3,243)
Digital transformation costs	(2,084)	—
Litigation-related charges	(4,079)	(147)
Impairment of assets and PCS2 related charges	(167)	(613)
Adjusted operating expenses	$103,636	$95,376

GAAP operating income	$35,255	$19,199
Amortization of acquired intangible assets	7,974	11,484
Integration and transaction costs	14	2,386
Restructuring and restructuring related costs	3,204	8,573
Digital transformation costs	2,084	—
Impairment of assets and PCS2 related charges	(347)	942
MDR and IVDR costs(1)	1,679	3,863
Litigation-related charges	4,079	147
Adjusted operating income	$53,942	$46,594

GAAP net income	$29,383	$9,741
Amortization of acquired intangible assets	7,974	11,484
Integration and transaction costs	14	2,386
Restructuring and restructuring related costs	3,204	8,573
Digital transformation costs	2,084	—
Impairment of assets and PCS2 related charges	(347)	942
MDR and IVDR costs(1)	1,679	3,863
Litigation-related charges	4,079	147
Tax impact associated with adjustments	(8,836)	(3,604)
Adjusted net income	$39,234	$33,532

GAAP net income per common share	$0.57	$0.19
Adjusted items after tax per common share assuming dilution	0.20	0.46
Adjusted net income per common share assuming dilution	$0.77	$0.65
(1) Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Reconciliation of Adjusted Measures for Year-to-Date FY23 and FY22
(Data in thousands except per share data)

	Year Ended
	4/1/2023	4/2/2022
	(unaudited)
GAAP gross profit	$615,097	$505,502
Restructuring and restructuring related costs	7,776	20,068
Integration and transaction costs	—	5,295
Impairment of assets and PCS2 related charges	(984)	4,876
MDR and IVDR costs(1)	103	—
Adjusted gross profit	$621,992	$535,741

GAAP operating expenses	$459,064	$424,752
Amortization of acquired intangible assets	(32,640)	(47,414)
Integration and transaction costs	411	(16,309)
MDR and IVDR costs(1)	(9,751)	(11,033)
Restructuring and restructuring related costs	(3,773)	(8,756)
Digital transformation costs	(4,536)	—
Litigation-related charges	(5,230)	(1,368)
Impairment of assets and PCS2 related charges	(368)	(856)
Gain on divestiture	382	9,603
Adjusted operating expenses	$403,559	$348,619

GAAP operating income	$156,033	$80,750
Amortization of acquired intangible assets	32,640	47,414
Integration and transaction costs	(411)	21,604
Restructuring and restructuring related costs	11,549	28,824
Digital transformation costs	4,536	—
Impairment of assets and PCS2 related charges	(616)	5,732
MDR and IVDR costs(1)	9,854	11,033
Litigation-related charges	5,230	1,368
Gain on divestiture	(382)	(9,603)
Adjusted operating income	$218,433	$187,122

GAAP net income	$115,401	$43,375
Amortization of acquired intangible assets	32,640	47,414
Integration and transaction costs	(411)	21,604
Restructuring and restructuring related costs	11,549	28,824
Digital transformation costs	4,536	—
Impairment of assets and PCS2 related charges	(616)	5,732
MDR and IVDR costs(1)	9,854	11,033
Litigation-related charges	5,230	1,368
Gain on divestiture	(382)	(9,603)
Tax impact associated with adjustments	(22,098)	(17,182)
Adjusted net income	$155,703	$132,565

GAAP net income per common share	$2.24	$0.84
Adjusted items after tax per common share assuming dilution	0.79	1.74
Adjusted net income per common share assuming dilution	$3.03	$2.58
(1) Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.